Exhibit 99.1

THE WENDY’S COMPANY REPORTS STRONG FIRST-QUARTER 2016 RESULTS

North America system same-restaurant sales increase 3.6% (+6.8% on a two-year basis)

North America Company-operated restaurant margin increases 250 bps to 17.2%

Company repurchases 4.9 million shares for $48.2 million in first quarter

Image Activation momentum continues;

24% of North America system now in new restaurant image

Company increases outlook for 2016 Adjusted EPS and Adjusted EBITDA

Dublin, Ohio (May 11, 2016) – The Wendy’s Company (NASDAQ: WEN) today reported unaudited results for the first quarter ended April 3, 2016.

President and Chief Financial Officer Todd Penegor said that the Company’s first-quarter results exceeded its expectations. “Our strong first-quarter demonstrates the continued momentum of our core business, as well as the positive impact of our system optimization and Image Activation growth initiatives,” Penegor said. “Our two-year North America system comparable sales performance of 6.8 percent is our strongest in more than a decade, and due to our first-quarter outperformance relative to our annual operating plan, we are increasing our 2016 outlook for both Adjusted Earnings per Share and Adjusted EBITDA.

“As we look to the second quarter, the performance of our ‘4 for $4’ promotion remains solid with the addition of our Crispy Chicken BLT to the offering,” Penegor said. “We are committed to our High-Low marketing strategy and driving growth in the premium component of our business to complement the growth we have seen in the value segment. We remain confident in our full-year same-restaurant sales outlook of approximately 3 percent for the North America system and expect to generate second-quarter same-restaurant sales growth somewhat below our full year target.”

First-quarter 2016 results

A summary of the Company’s first-quarter results is below. See “Disclosure Regarding Non-GAAP Financial Measures” for a reconciliation of the non-GAAP measures included herein, i.e., Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Earnings per Share. Due to the May 2015 sale of its bakery business, the Company has presented its bakery results as discontinued operations for all periods presented in its consolidated financial statements.

First-quarter 2016 summary

•	Same-restaurant sales increased 3.6 percent at North America system restaurants in the first quarter of 2016.

•	On a two-year basis, first-quarter 2016 same-restaurant sales increased 6.8 percent for the North America system.

•	Revenues were $378.8 million in the first quarter of 2016, compared to $451.8 million in the first quarter of 2015. The 16.2 percent decrease resulted primarily from the ownership of 375 fewer Company-operated restaurants at the end of the 2016 first quarter compared to the beginning of the 2015 first quarter.

•	Franchise revenues were $119.5 million in the first quarter of 2016, compared to $94.2 million in the first quarter of 2015. The 26.8 percent increase resulted primarily from higher rental income, royalty revenue and franchise fees primarily as a result of the Company’s system optimization initiative, in addition to an increase in same-restaurant sales.

•	North America Company-operated restaurant margin was 17.2 percent in the first quarter of 2016, compared to 14.7 percent in the first quarter of 2015. The 250 basis-point increase was primarily the result of higher same-restaurant sales and the positive impact of lower commodity costs.

•	General and administrative expense was $64.6 million in the first quarter of 2016, compared to $59.7 million in the first quarter of 2015. The 8.2 percent increase resulted primarily from a $3.7 million increase in professional fees and legal reserves, along with a year-over-year increase of approximately $1.2 million in incentive compensation accruals due to the Company’s first-quarter outperformance relative to its targets.

•	Adjusted EBITDA from continuing operations was $98.1 million in the first quarter of 2016, a 21.4 percent increase compared to $80.8 million in the first quarter of 2015, despite the ownership of 375 fewer Company-operated restaurants at the end of the 2016 first quarter compared to the beginning of the 2015 first quarter. The Company’s 2016 results include a year-over-year net positive impact of approximately $9.6 million from a lease buyout, which is included in the “Other operating expense, net” line. Partly offsetting this gain was an increase in professional fees and legal reserves, along with higher incentive compensation accruals (see “General and administrative expense” above).

•	Adjusted EBITDA margin was 25.9 percent in the first quarter of 2016, compared to 17.9 percent in the first quarter of 2015. The 800-basis point improvement reflects the positive impact of the Company’s system optimization initiative, as well as the lease buyout gain mentioned above.

•	Operating profit was $63.8 million in the first quarter of 2016, compared to $37.9 million in the first quarter of 2015. The 68.3 percent increase resulted primarily from higher franchise revenues, a year-over-year increase in net gains from the Company’s system optimization initiative and lower Other operating expense, net, partly offset by a year-over-year increase in impairment charges and higher G&A expense.

•	Operating profit margin was 16.9 percent in the first quarter of 2016, compared to 8.4 percent in the first quarter of 2015, an improvement of 850 basis points.

•	Interest expense was $28.1 million in the first quarter of 2016, compared to $12.7 million in the first quarter of 2015. The increase resulted primarily from higher total debt levels related to the Company’s debt restructuring completed in the second quarter of 2015.

•	Income from continuing operations was $25.4 million in the first quarter of 2016, compared to $18.2 million in the first quarter of 2015.

•	Net income was $25.4 million in the first quarter of 2016, compared to $27.5 million in the first quarter of 2015.

•	Reported diluted earnings per share from continuing operations were $0.09 in the first quarter of 2016, compared to $0.05 in the first quarter of 2015. The increase is partly the result of a 26.4 percent year-over-year reduction in the weighted average diluted shares outstanding.

•	Reported diluted earnings per share were $0.09 in the first quarter of 2016, compared to $0.07 in the first quarter of 2015.

•	Adjusted Earnings per Share from continuing operations were $0.11 in the first quarter of 2016, compared to $0.06 in the first quarter of 2015.

Leadership succession proceeding as planned

As previously announced, Chief Executive Officer Emil Brolick intends to retire from management duties with the Company at the time of the Company’s Annual Meeting of Stockholders on May 26, 2016. Brolick will be succeeded as CEO by current President and Chief Financial Officer Todd Penegor. Penegor will transition his duties as CFO to Gunther Plosch during the month of May, and Penegor will retain his position as President upon his appointment as CEO. The Company expects that Brolick will continue to serve on the Company’s Board of Directors following his retirement to ensure continuity of leadership and strategic focus for the Company.

System optimization continues to yield positive results

The Company remains on track with its plan to reduce its Company-operated restaurant ownership to approximately 5 percent of the total system. As part of this plan, the Company intends to sell a total of approximately 315 restaurants to franchisees during 2016, including 55 restaurants that were sold in the first quarter. The planned sale of these restaurants follows the sale of 826 restaurants in 2013, 2014 and 2015 as part of the Company’s system optimization initiative.

“We believe our system optimization initiative will drive future growth by providing opportunities for expanded restaurant ownership to strong operators who have demonstrated a commitment to Image Activation and opening new restaurants,” Penegor said. “Interest in the markets that we intend to sell during 2016 remains high from franchisees, and we are confident we will strengthen the Wendy’s® brand as a result of these transactions.

“Going forward, we intend to buy and sell restaurants to act as a catalyst for growth by further strengthening our franchisee base, driving new restaurant development and accelerating Image Activation adoption,” Penegor said. “We are also helping to facilitate franchisee-to-franchisee restaurant transfers to ensure that we are putting restaurants in the hands of well capitalized franchisees that are committed to long-term growth.”

Momentum of Image Activation and new restaurant development continues

The Company and its franchisees plan to reimage 430 total North America system restaurants and build 110 new North America restaurants in 2016. This is in addition to the 519 total North America system reimages and new restaurants built during 2015.

“Our pipeline for restaurant reimaging and new restaurant development remains strong,” Penegor said. “The North America system opened 25 new restaurants during the first-quarter and we expect to deliver the first year of net new restaurant openings since 2010. With more than 24 percent of the North America system now featuring our new image, we are on pace to achieve our goal of reimaging at least 60 percent of our North America restaurants by the end of 2020.”

Company declares quarterly dividend

The Company today announced the declaration of its regular quarterly cash dividend of $0.06 per share, payable on June 15, 2016, to shareholders of record as of June 1, 2016. The approximate number of common shares outstanding as of May 5, 2016 was 266.5 million.

Company repurchases 4.9 million shares for $48.2 million in first quarter

The Company repurchased 4.9 million shares for $48.2 million in the first quarter at an average price of $9.87 per share. This is in addition to the more than $1 billion in share repurchases the Company executed during 2015. The Company has approximately $308 million remaining on its existing share repurchase authorization, which expires at the end of 2016.

Company issues updated 2016 outlook

The Company is increasing its outlook for 2016 Adjusted Earnings per Share to $0.38 to $0.40 from its prior guidance of $0.35 to $0.37 and increasing its outlook for 2016 Adjusted EBITDA to down 1 percent to up 1 percent compared to 2015 from its prior guidance of down 2 percent to flat.

The Company now expects:

•	Commodity costs to decrease approximately 3 percent compared to 2015.

•	A reported tax rate of approximately 38 to 40 percent and an adjusted tax rate of approximately 32 to 34 percent.

•	General and administrative expense of approximately $245 to $250 million in 2016, primarily due to higher incentive compensation accruals and increased professional fees and legal reserves. The Company remains committed to its previously articulated goal of reducing G&A expense to a level of approximately $230 million in 2017.

In addition, the Company continues to expect:

•	Same-restaurant sales growth of approximately 3 percent for the North America system.

•	Restaurant margin of 18.5 to 19.0 percent at North America Company-operated restaurants.

•	Interest expense of approximately $110 million.

•	Depreciation and amortization expense of $130 to $135 million, including accelerated depreciation of approximately $5 million.

•	Capital expenditures of approximately $135 to $145 million.

•	Free cash flow (cash flow from operations minus capital expenditures) of approximately $50 to $75 million.

The Company’s 2016 outlook includes the impact of:

•	A year-over-year reduction of about 315 Company-operated restaurants by year end 2016.

•	The overlapping of a 53rd operating week in 2015.

Company on track to achieve 2020 North America system goals

The Company continues to expect to achieve the following North America system goals by the end of 2020:

•	Average unit sales volumes of $2.0 million.

•	Restaurant margins of 20 percent.

•	A sales-to-investment ratio of at least 1.3 times for new restaurants.

•	Restaurant development growth of 1,000 new restaurants (~500 net).

•	The reimaging of at least 60 percent of Wendy’s North America total system restaurants.

Update on investigation into unusual credit card activity

As previously reported, the Company engaged cybersecurity experts earlier this year to conduct a comprehensive investigation into unusual credit card activity at some Wendy’s restaurants. Investigation into this activity is nearing completion. Based on the preliminary findings of the investigation and other information, the Company believes that malware, installed through the use of compromised third-party vendor credentials, affected one particular point of sale system at fewer than 300 of approximately 5,500 franchised North America Wendy’s restaurants, starting in the fall of 2015. These findings also indicate that the Aloha point of sale system has not been impacted by this activity. The Aloha system is already installed at all Company-operated restaurants and in a majority of franchise-operated restaurants, with implementation throughout the North America system targeted by year-end 2016. The Company expects that it will receive a final report from its investigator in the near future.

The Company has worked aggressively with its investigator to identify the source of the malware and quantify the extent of the malicious cyber-attacks, and has disabled and eradicated the malware in affected restaurants. The Company continues to work through a defined process with the payment card brands, its investigator and federal law enforcement authorities to complete the investigation.

Based upon the investigation to date, approximately 50 franchise restaurants are suspected of experiencing, or have been found to have, unrelated cybersecurity issues. The Company and affected franchisees are working to verify and resolve these issues.

Same-restaurant sales reporting methodology

The Company has revised its reporting methodology for same-restaurant sales, beginning with the first quarter of 2016, to simplify the reporting of its same-restaurant sales performance for reimaged restaurants and to better align with restaurant-industry practice.

Under the new methodology, the Company includes restaurants in its comparable sales base as soon as reimaged restaurants reopen. Reimaged restaurants previously entered the comparable sales base after they had been open for three continuous months.

The reporting methodology for new restaurants remains unchanged; i.e., new restaurants will enter the comparable sales base after they have been open for at least 15 continuous months.

The change in methodology did not impact reported 2016 first-quarter North America system same-restaurant sales results.

Conference call and webcast scheduled for 9 a.m. today, May 11

The Company will host a conference call today at 9 a.m. ET, with a simultaneous webcast from the Investors section of the Company’s website at www.aboutwendys.com. The live conference call will be available at (877) 572-6014 or, for international callers, at (281) 913-8524. An archived webcast will be available on the Company’s website at www.aboutwendys.com.

Forward-looking statements

This news release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively, the “Company”). Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). In addition, all statements that address future operating, financial or business performance; strategies, initiatives or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on the Company’s expectations at the time, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed in or implied by the forward-looking statements. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect future results and could cause those results to differ materially from those expressed in or implied by the forward-looking statements. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond the Company’s control, include, but are not limited to:

(1)	changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home;

(2)	prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, high unemployment and decreased consumer spending levels;

(3)	the ability to effectively manage the acquisition and disposition of restaurants;

(4)	cost and availability of capital;

(5)	cost fluctuations associated with food, supplies, energy, fuel, distribution or labor;

(6)	the financial condition of the Company’s franchisees;

(7)	food safety events, including instances of food-borne illness involving the Company or its supply chain;

(8)	conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism;

(9)	risks associated with failures, interruptions or security breaches of the Company’s computer systems or technology, or the occurrence of cyber incidents or a deficiency in cyber security that impacts the Company or its franchisees;

(10)	the effects of negative publicity that can occur from increased use of social media;

(11)	the availability of suitable locations and terms for the development of new restaurants;

(12)	risks associated with the Image Activation program;

(13)	adoption of new, or changes in, laws, regulations or accounting policies and practices;

(14)	changes in debt, equity and securities markets;

(15)	goodwill and long-lived asset impairments;

(16)	changes in interest rates;

(17)	the difficulty in predicting the ultimate costs associated with the sale of Company-operated restaurants to franchisees, employee termination costs, the timing of payments made and received, the results of negotiations with landlords, the impact of the sale of restaurants on ongoing operations, any tax impact from the sale of restaurants and the future impact to the Company’s earnings, restaurant operating margins, cash flow and depreciation;

(18)	risks associated with the Company’s debt refinancing, including the ability to generate sufficient cash flow to meet increased debt service obligations, compliance with operational and financial covenants, and restrictions on the Company’s ability to raise additional capital;

(19)	risks associated with the amount and timing of share repurchases under the $1.4 billion share repurchase program approved by the Board of Directors; and

(20)	other factors cited in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings. In addition, numerous factors beyond the control of the Company and its franchisees may affect franchisees’ ability to reimage existing restaurants in accordance with the Company’s expectations.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or their impact.

The Company assumes no obligation to update forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws. The Company does not endorse any projections regarding future performance that may be made by third parties.

There can be no assurance that any additional regular quarterly cash dividends will be declared or paid after the date hereof, or of the amount or timing of such dividends, if any. Future dividend payments, if any, are subject to applicable law, will be made at the discretion of the Board of Directors and will be based on such factors as the Company’s earnings, financial condition and cash requirements and other factors.

Disclosure regarding non-GAAP financial measures

Adjusted EBITDA, Adjusted EBITDA margin (Adjusted EBITDA divided by total revenues) and Adjusted Earnings per Share, which exclude certain expenses, net of certain benefits, detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and competitors, and as internal measures of business operating performance. The Company believes Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Earnings per Share provide a meaningful perspective of the underlying operating performance of the Company’s current business. Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Earnings per Share are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”). Because all companies do not calculate Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Earnings per Share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way The Wendy’s Company calculates such measures and should not be considered as alternative measures of net income, operating profit margin or earnings per share. Because certain income statement items needed to calculate net income and operating profit margin vary from quarter to quarter, the Company is unable to provide projections of net income, operating profit margin or earnings per share, or a reconciliation of projected Adjusted EBITDA to projected net income, projected Adjusted EBITDA margin to projected operating profit margin, or projected Adjusted Earnings per Share to projected earnings per share.

The Company’s presentation of Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Earnings per Share does not replace the presentation of the Company’s financial results in accordance with GAAP.

About The Wendy’s Company

The Wendy’s Company is the world’s third-largest quick-service hamburger company. The Wendy’s system includes approximately 6,500 franchise and Company-operated restaurants in the United States and 28 countries and U.S. territories worldwide. For more information, visit www.aboutwendys.com.

Investor Contact:

Peter Koumas

Manager - Investor Relations

(614) 764-8478

peter.koumas@wendys.com

Media Contact:

Bob Bertini

(614) 764-3327

bob.bertini@wendys.com

The Wendy’s Company and Subsidiaries

Consolidated Statements of Operations

Three Month Periods Ended April 3, 2016 and March 29, 2015

(In Thousands Except Per Share Amounts)

	Three Months
	2016	2015
	(Unaudited)
Revenues:
Sales	$259,332	$357,569
Franchise revenues	119,455	94,200

	378,787	451,769

Costs and expenses:
Cost of sales	214,736	305,111
General and administrative	64,646	59,698
Depreciation and amortization	32,345	35,545
System optimization (gains) losses, net	(8,426)	805
Reorganization and realignment costs	3,250	4,613
Impairment of long-lived assets	7,105	1,937
Other operating expense, net	1,302	6,149

	314,958	413,858

Operating profit	63,829	37,911
Interest expense	(28,109)	(12,743)
Other income, net	262	239

Income from continuing operations before income taxes	35,982	25,407
Provision for income taxes	(10,619)	(7,257)

Income from continuing operations	25,363	18,150
Net income from discontinued operations	—	9,357

Net income	$25,363	$27,507

Basic income per share:
Continuing operations	$0.09	$0.05
Discontinued operations	—	0.03
Net income	$0.09	$0.08

Diluted income per share:
Continuing operations	$0.09	$0.05
Discontinued operations	—	0.03
Net income	$0.09	$0.07

Number of shares used to calculate basic income per share	270,214	366,584

Number of shares used to calculate diluted income per share	274,750	373,208

	April 3, 2016 (Unaudited)	January 3, 2016 (Audited)
Balance Sheet Data:
Cash and cash equivalents	$312,923	$327,216
Total assets	4,150,310	4,108,720
Long-term debt, including current portion	2,502,043	2,426,113
Total stockholders’ equity	733,589	752,914

Reconciliation of Income from Continuing Operations to Adjusted EBITDA from Continuing Operations

(In Thousands)

(Unaudited)

	Three Months
	2016	2015
Income from continuing operations	$25,363	$18,150
Provision for income taxes	10,619	7,257

Income from continuing operations before income taxes	35,982	25,407
Other income, net	(262)	(239)
Interest expense	28,109	12,743

Operating profit	63,829	37,911
Plus (less):
Depreciation and amortization	32,345	35,545
Impairment of long-lived assets	7,105	1,937
Reorganization and realignment costs	3,250	4,613
System optimization (gains) losses, net	(8,426)	805

Adjusted EBITDA from continuing operations	$98,103	$80,811

Adjusted EBITDA margin	25.9%	17.9%

Reconciliation of Income and Diluted Earnings Per Share from Continuing Operations to Adjusted Income and

Adjusted Earnings Per Share from Continuing Operations

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months
	2016	2015
Income from continuing operations	$25,363	$18,150

Plus (less):
Impairment of long-lived assets	7,105	1,937
Reorganization and realignment costs	3,250	4,613
Depreciation of assets that will be replaced as part of the Image Activation initiative	1,822	(176)
System optimization (gains) losses, net	(8,426)	805

Total adjustments	3,751	7,179
Income tax impact on adjustments	175	(2,961)

Total adjustments, net of income taxes	3,926	4,218

Adjusted income from continuing operations	$29,289	$22,368

Diluted earnings per share from continuing operations	$0.09	$0.05
Total adjustments per share, net of income taxes	0.02	0.01

Adjusted earnings per share from continuing operations	$0.11	$0.06